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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ramsay Youth Services, Inc. 1999 Stock Option Plan and the Ramsay Youth Services, Inc. 1999 Employee Stock Purchase Plan of our report dated March 15, 1999, with respect to the consolidated financial statements of Ramsay Youth Services, Inc. (which statements are not presented separately therein, as amended) included in its Annual Report (Form 10-K/A) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Miami, Florida
September 20, 2000